Exhibit 99.1

China Jo-Jo Drugstores Announces Fourth Quarter and Year End Financial Results for Fiscal Year 2017

-- FY 2017 Retail Pharmacy Sales increased by 1.1%; Gross Margin Increased From 19.7% to 20.4%; 9 New Pharmacies Added in 2017 (net)

HANGZHOU, China, June 29, 2017 /PRNewswire/ -- China Jo-Jo Drugstores, Inc. (NASDAQ CM: CJJD) (the "Company" or "China Jo-Jo"), a leading China-based pharmacy providing retail, wholesale and online distribution and sales of pharmaceutical and health care products through its own online and retail pharmacies, today announced financial results for the fourth quarter and fiscal year ended March 31, 2017.

FY 2017 Fourth Quarter Highlights:

●	Revenue for the fourth quarter ended March 31, 2017 was $19,792,271, as compared to $20,468,616 for the same period of last year.
●	Gross profit was $3,608,236, as compared to $4,311,559 for the same period of last year.
●	Net income was ($5,038,420), as compared to $802,899 for the same period of last year.
●	Earnings per share ("EPS") was approximately ($0.25), as compared to EPS of $0.05 for the same period of last year.

Fiscal Year 2017 Highlights:

●	Total revenue for the year ended March 31, 2017 decreased by $7,566,535, or by 8.5% as compared to the previous fiscal year.
●	Retail drugstores sales increased by $582,742, or by 1.1% as compared to the previous fiscal year.
●	Online pharmacy sales decreased by $11,060,985, or by 41.8% as compared to the previous fiscal year.
●	Wholesale revenue increased by $2,911,708, or by 25.5% as compared to the previous fiscal year.
●	Gross profit decreased by $884,664, or by 5.1% year over year, while gross margin increased from 19.7% for FY 2016 to 20.4% for FY 2017.
●	Net loss was $5,644,204 and loss per share was $0.28 per share, as compared to net income of $447,156 and EPS of $0.03 for the previous fiscal year.
●	The Company ended the year with cash and restricted cash balances of $27,795,810, $67.2 million in total assets, and $40.5 million in total liabilities

Reconciliation to Non-GAAP Financial Measures

	For The Years Ended March 31
	2017	2016
Net income	(5,644,204)	447,156
Share-based compensation expenses	2,248,598	1,022,790
Change in fair value of derivative liabilities	(140,032)	(612,198)
Adjusted net income	(3,535,638)	857,748
Adjusted net income per share - diluted	(0.17)	0.05

Revenue decreased by $7,566,535 to $81,499,045 for the year ended March 31, 2017, or by 8.5% as compared to the year ended March 31, 2016, primarily due to a decline in our online pharmacy business, which was partially offset by increases in our retail drugstore and wholesale businesses. Retail drugstore sales, which accounted for approximately 63.5% of our total revenue for the year ended March 31, 2017, increased by $582,742 to $51,788,386, or by 1.1% as compared to the year ended March 31, 2016. Same-store sales decreased by approximately $2,648,725, or 5.5%, while new stores contributed approximately $2,200,622 in revenue during the year ended March 31, 2017. Excluding the RMB depreciation effect, the same store sales actually increased by approximately 0.6% period over period.

Online pharmacy sales decreased by approximately $11,060,985 for the year ended March 31, 2017, or by 41.8% as compared to the year ended March 31, 2016. This decrease was primarily the result of a decline in business referred from Yikatong and a decline in sales made via various e-commerce platforms during the year ended March 31, 2017.

Wholesale revenue increased by $2,911,708, or 25.5%, primarily through the resale of certain products for which our retail stores had prepared large orders to other vendors. Because our retail drugstores achieved large sales quantities for certain brand name merchandise, we were able to negotiate lower than market purchase prices for those items, and as a result, certain vendors who were unable to obtain a better price than ours will purchase those items from us, resulting in growth in our wholesale sales volumes.

Gross profit decreased by $884,664, or 5.1% period over period, primarily as a result of a decrease in gross profit from online sales, which decreased significantly in the year ended March 31, 2017. At the same time, gross margin increased from 19.7% to 20.4% due to higher retail and wholesale profit margins.

Net loss was $5,644,204, or $0.28 per diluted share, for the year ended March 31, 2017, as compared to net income of $447,156 ,or $0.03 per diluted share, for the year ended March 31, 2016.

The Chairman and CEO of China Jo-Jo Drugstores, Mr. Liu Lei, commented, “Despite a decline in our online pharmacy sales, we managed to not only have increased revenue in our other business segments - retail drugstore sales and wholesale sales – but also have increased our overall gross margin. Through increasing medical service prices at public hospitals and demanding a lower percentage of revenue from drug sales at hospital, China medical reform continues to push drug sales from public hospitals to other retail outlets such as retail pharmacies. As public hospitals in China dominate the retail sale of prescription drugs that was estimated to have annual gross sales volume over US $150 billion (one trillion RMB) in 2016, we anticipate that drugstores will continue to benefit from the reform. Additionally, we are implementing strategies to increase our online pharmacy sales, including increasing online drug and health products sales referred by large commercial health insurance providers.”

"I am pleased to report that we now have a record number of retail pharmacies, which stood at 67 as of March 31, 2017. Our growth strategy includes opening and acquiring additional retail stores (chain) in fiscal year 2018 and employing tactics to grow our online pharmacy sales to help us continue to expand our market share and remain a leading player in the physical retail and e-commerce pharmacy businesses in China," Mr. Liu concluded.

CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2017	2016
ASSETS
CURRENT ASSETS
Cash	$18,364,424	$6,671,873
Restricted cash	9,431,386	13,747,990
Financial assets available for sale	87,068	465,165
Notes receivable	253,394	15,506
Trade accounts receivable, net of allowance for doubtful accounts of $1,415,505 and $2,099,244, as of March 31, 2017 and 2016 respectively	8,561,596	8,054,597
Inventories	9,923,101	10,802,691
Other receivables, net of allowance for doubtful accounts of $26,854 and $28,405, as of March 31, 2017 and 2016, respectively	2,269,193	1,376,468
Advances to suppliers, net of allowance for doubtful accounts of $1,502,255 and $105,542, as of March 31, 2017 and 2016, respectively	5,504,141	4,230,665
Other current assets	1,566,155	1,518,048
Total current assets	55,960,458	46,883,003

PROPERTY AND EQUIPMENT, net	4,263,157	5,543,076

OTHER ASSETS
Long-term investment	46,152	108,539
Farmland assets	718,787	1,562,205
Long term deposits	2,294,848	2,452,056
Other noncurrent assets	1,177,005	2,595,129
Intangible assets, net	2,712,611	2,928,779
Total other assets	6,949,403	9,646,708

Total assets	$67,173,018	$62,072,787

LIABILITIES AND STOCK HOLDERS' EQUITY
CURRENT LIABILITIES
Short-term loan payable	$-	$31,011
Accounts payable, trade	19,441,195	16,667,396
Notes payable	12,691,575	17,595,634
Other payables	2,916,283	1,917,821
Other payables - related parties	927,052	2,199,775
Customer deposits	2,675,030	2,610,151
Taxes payable	681,939	483,770
Accrued liabilities	679,350	615,056
Total current liabilities	40,012,424	42,120,614

Purchase option and warrants liability	496,217	636,301
Total liabilities	40,508,641	42,756,915

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock; $0.001 par value; 250,000,000 shares authorized; 25,214,678 and 17,735,504 shares issued and outstanding as of March 31, 2017 and March 31, 2016	25,215	17,736
Preferred stock; $0.001 par value; 10,000,000 shares authorized; nil issued and outstanding as of March 31, 2017 and March 31,2016	-	-
Additional paid-in capital	36,581,248	22,088,267
Statutory reserves	1,309,109	1,309,109
Accumulated deficit	(12,601,257)	(6,957,053)
Accumulated other comprehensive income	1,350,062	2,857,813
Total stockholders' equity	26,664,377	19,315,872

Total liabilities and stockholders' equity	$67,173,018	$62,072,787

CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the years ended March 31,
	2017	2016
REVENUES, NET	$81,499,045	$89,065,580

COST OF GOODS SOLD	64,872,127	71,553,998

GROSS PROFIT	16,626,918	17,511,582

SELLING EXPENSES	12,923,192	12,360,872
GENERAL AND ADMINISTRATIVE EXPENSES	7,684,862	5,175,476
TOTAL OPERATING EXPENSES	20,608,054	17,536,348

LOSS FROM OPERATIONS	(3,981,136)	(24,766)

INTEREST INCOME	379,790	299,511
INTEREST EXPENSE	(1,349)	(155,578)
OTHER INCOME (EXPENSE), NET	19,888	(187,468)
IMPAIRMENT OF LONG-LIVED ASSETS	(2,117,042)	-
CHANGE IN FAIR VALUE OF PURCHASE OPTION AND WARRANTS LIABILITY	140,032	612,198

(LOSS) INCOME BEFORE INCOME TAXES	(5,559,817)	543,897

PROVISION FOR INCOME TAXES	84,387	96,741

NET (LOSS) INCOME	(5,644,204)	447,156

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(1,507,751)	(1,114,730)

COMPREHENSIVE LOSS	(7,151,955)	(667,574)

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic	20,396,217	16,096,406
Diluted	20,396,217	16,147,505

(LOSS) EARNINGS PER SHARES:
Basic	$(0.28)	$0.03
Diluted	$(0.28)	$0.03

CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
						Accumulated
	Common Stock			Retained Earnings		other	Non-
	Number of		Paid-in	Statutory		comprehensive	controlling
	shares	Amount	capital	reserves	Unrestricted	income/(loss)	interest	Total
BALANCE, March 31, 2015	15,650,504	$15,651	19,301,233	1,309,109	(7,404,210)	3,972,543	39,064	$17,233,390
Stock based compensation	885,000	885	1,021,906	-	-	-	-	1,022,791
Net income	-	-	-	-	447,157	-	-	447,157
Registered direct offering financing	1,200,000	1,200	1,765,128	-	-	-	-	1,766,328
Foreign currency translation loss	-	-	-	-	-	(1,114,730)	(39,064)	(1,153,794)
BALANCE, March 31, 2016.	17,735,504	$17,736	22,088,267	1,309,109	(6,957,053)	2,857,813	-	$19,315,872

Stock based compensation	1,690,174	1,690	2,246,960	-	-	-	-	2,248,650
Net loss	-	-	-	-	(5,644,204)	-	-	(5,644,204)
Private direct offering financing	4,840,000	4,840	10,643,160	-	-	-	-	10,648,000
Issuance of common stocks in exchange of debts	949,000	949	1,602,861					1,603,810
Foreign currency translation loss	-	-	-	-	-	(1,507,751)		(1,507,751)
BALANCE, March 31, 2017.	25,214,678	$25,215	36,581,248	1,309,109	(12,601,257)	1,350,062	-	$26,664,377

CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(5,644,204)	$447,156
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt direct write-off and provision	679,271	(1,584,031)
Depreciation and amortization	1,316,747	1,456,029
Impairment of prepayment of lease use right	1,246,788	-
Farmland assets impairment	761,403
Impairment of land and road improvement	108,851
Stock based compensation	2,248,650	1,022,791
Change in fair value of purchase option derivative liability	(140,084)	(612,198)
Change in operating assets:
Accounts receivable, trade	(717,386)	432,677
Notes receivable	(244,713)	118,687)
Inventories and biological assets	191,564	(762,212)
Other receivables	(773,359)	(67,778)
Advances to suppliers	(3,020,156)	1,329,323
Other current assets	(148,983)	581,847
Other noncurrent assets	35,509	-
Change in operating liabilities:
Accounts payable, trade	3,936,178	1,595,739
Other payables and accrued liabilities	1,250,755	(598,213)
Customer deposits	237,891	(976,138)
Taxes payable	234,780	202,026
Net cash provided by operating activities	1,559,502	2,585,705

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of financial assets available for sale	445,968	790,845
Purchase of financial assets available for sale	(89,194)	-
Acquisition of equipment	(140,209)	(192,937)
Termination of a joint venture	104,059	-
Investment in a joint venture	(96,180)	(110,718)
Additions to leasehold improvements	(270,990)	(57,382)
Net cash provided by (used in) investing activities	(46,546)	429,808

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loan	-	23,258
Repayment of short-term bank loan	(29,731)	(23,258)
Change in restricted cash	3,519,030	(5,319,861)
Proceeds from notes payable	24,577,096	21,657,140
Repayment of notes payable	(28,445,215)	(18,956,792)
Changes in other payables-related parties	375,659	(481,879)
Proceeds from sale of stock and warrants	10,648,000	2,699,500
Net cash provided by (used in) financing activities	10,644,839	(401,892)

EFFECT OF EXCHANGE RATE ON CASH	(465,244)	34,671

INCREASE IN CASH	11,692,551	2,648,292

CASH, beginning of year	6,671,873	4,023,581

CASH, end of year	$18,364,424	$6,671,873

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$1,349	$155,578
Cash paid for income taxes	$57,247	$78,550
Issuance of common stocks in exchange of debts	$1,603,810	$-
Non-cash financing activities:
Issuance of stock purchase options to an investment bank		147,728

Use of non-GAAP financial measures

To supplement China Jo-Jo's consolidated financial results presented in accordance with GAAP, China Jo-Jo uses the following measures defined as non-GAAP financial measures by the SEC: net income (loss) excluding share-based compensation expenses and change in fair value of derivative liabilities, and diluted net income (loss) per share excluding share-based compensation expenses and change in the fair value of derivatives liabilities. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

China Jo-Jo believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding share-based compensation expenses and change in fair value of derivative liabilities that may not be indicative of its operating performance from a cash perspective. China Jo-Jo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning and forecasting future periods. These non-GAAP financial measures also facilitate management's internal comparisons to China Jo-Jo's historical performance and liquidity. China Jo-Jo computes its non-GAAP financial measures using the same consistent method from quarter to quarter. China Jo-Jo believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A limitation of using these non-GAAP measures is that they exclude share-based compensation and change in fair value of derivative liabilities charge that has been and will continue to be for the foreseeable future a significant recurring expense in our business. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from each non-GAAP measure. The table under the heading Reconciliation to non-GAAP Financial Measures in the beginning of the release has more details on the reconciliations between GAAP financial measures that are most directly comparable to non-GAAP financial measures.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc., is a leading China-based pharmacy that engages in retail, wholesale and online distribution and sales of pharmaceutical and health care products, including through its online and retail pharmacies. As of March 31, 2017, the Company had 67 retail pharmacies in Zhejiang Province. The Company's wholesale subsidiary supplies its retail stores and distributes drug and healthcare products to other drugstores and drug vendors. For more information, please visit: www.jiuzhou-drugstore.com (Chinese) and www.chinajojodrugstores.com (English). The Company routinely provides important information on its website.

Forward Looking Statement

Statements in this press release regarding the Company that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "estimate," "may," "will," "should," "project," "plan," "seek," "intend," "anticipate," the negatives thereof, or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. It is routine for the Company's internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change. Although these expectations may change, the Company is under no obligation to inform you if they do. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of numerous factors, including the risks associated with the effect of changing economic conditions in the People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations Contact:

Steve Liu
steve.liu@jojodrugstores.com

Frank Zhao
86-571-88077108
frank.zhao@jojodrugstores.com